Exhibit 10.8

16-1-1997	OFFICIAL GAZETTE OF THE ITALIAN REPUBLIC	Series - No. 12

DECREES, RESOLUTIONS AND MINISTERIAL ORDERS

THE MINISTRY OF FINANCE

DECREE 7 March 1993

Act granting Lottomatica S.c.p.a. in Rome the running of the automated lottery service.

Given law No. 528 of August 02, 1982 on regulations for lottery games and measures for lottery staff;

Given Law No. 85 of April 19, 1990, containing amendments to law No. 528 of August 02, 1982, regarding regulations for lottery games;

Given letter m) of resolution by the Inter-Ministerial Committee for Economic Programming (CIPE) of 18 February 1993 containing (Procedures for transforming the Autonomous Administration of State Monopolies into a S.p.a” according to which: “The Minister of Finance, notwithstanding State ownership in accordance with current laws, may license out the automated lottery service to individuals who provide suitable guarantees as to the consistency of their assets and their technical and organizational structure”;

Considered the opportunity of adopting a translational grant of public authorities for the automated lottery service, in accordance with the letter m) of the CIPE of 18 February 1993;

Considering the licensing out of the automated lottery meets the requirements of efficiency and functionality of the service and allows for adequate protection of the Treasury’s interests, achieving greater special revenue resulting from the management of the automated lotteries;

Considering that grater operational function of the automated system, which derives from licensing out the service, may have favorable effects on local legality by preventing the creation of those conditions that favor illegal gambling.

Considering that, on the basis of previous reasoning, in compliance with the assessment of absolute urgency made by the CIPE in adopting resolution of 18 February 1993, there is a need and urgency to implement the relative letter m);

Considering that “Lottomatica S.c.p.a.” as a result of significant investments, is equipped with a computer system, as well proven facilities for the installation and maintenance of this system, which would minimize the costs and times for automating the lottery, with significant public interest for the related Treasury benefits.

ensure, directly and through coordination, the integration and control of the activities of its associates,

Considering that “Lottomatica S.c.p.a.”, directly and through coordination, ensures the integration and the control of their associates, proven experience in the management of complex systems with widespread territorial characterization and provides appropriate guarantees of reliability and security in relation to the consistency of the assets and the technical/organizational structure.

Decrees:

Article 1

Subject of the concession

1.              The public authority of the Ministry of Finance relating to the automated lottery service is transferred to “Lottomatica S.c.p.a”, within the limits of this decree.

2.              As a result of the concession referred to in paragraph 1, the automated lottery service is directly organized and managed by “Lottomatica S.c.p.a”.

3.              The methods to operating the concession are defined in this decree.

Article 2

Control and Supervision

1.              The Ministry of Finance exercises the powers of control and supervision on the performance of the authorized concessions with specific reference to the exercise of the public powers transferred.

2.              Such power is governed by art. 19 and 25 of this Decree

Article 3

Revocation of the concession

1.              The Ministry of Finance reserves the right to terminate the concession.

2.              Violation by the licensee of internal and Community regulations regarding tenders for the assignment of works and services constitutes a reason for terminating the concession.

3.              The conditions and the regulation for revocation are set out in Article 26 of this Decree.

Art. 4

EU regulations

1.              In contracting third parties for the carrying out of activities connected to the concession referred to in art. 1, the licensee shall comply with both national and EU legislations.

2.              For the purposes of par. 1, associated or consortium partners of “Lottomatica S.c.p.a.” are not regarded as third parties.

3.              The Minister of Finance exercise control and supervisory powers regarding the compliance of the licensee reported in par. 1.

Art. 5

Calls for tenders

1.              For the purpose of contracting third parties, the licensee is required to communicate in advance to the Ministry of Finance the intention to publish a call for tenders.

2.              The call shall guarantee transparency, stating all application requirements, technical specs and economic provisions and the specifications of the selection procedure.

3.              The public notice must report “Lottomatica S.c.p.a.” as the sole licensee of the Ministry of Finance.

4.              The Ministry of Finance exercises control and supervision powers.

5.              The selection panel is appointed by the Ministry of Finance and consists of high-rank officials of the Ministry of Finance.

6.              The Chairman of the Panel is appointed by the Minister of Finance, and must be an Administrative Magistrate, with a rank higher than “Member of the Council of State”.

Art. 6

Duration

1.              The duration of the concession is 9 years starting from the date following the publication of this decree by the Court of Auditors and the authorization of the Administration for the activation of the first draw lot.

2.              The concession is divided into 3 terms:

a.              The activation of the service on the Sardinian territory (that is the “Cagliari draw lot”), to be performed by a month after the Ministerial authorization to activate such lot.

b.              The implementation of the service on the whole national territory, pursuant to art. 12, par. 1 of Law No. 528 of 2 August 1982, as substituted by art. 5 of Law No. 85 of 19 April 1990, to be completed by nine months after the activation of the Cagliari draw lot.

c.               The progressive extension of the service to new Lotto “collection points” pursuant to art. 12, par. 2 and 3 of Law No. 528 of 2 August 1982, as substituted by art. 5 of Law No. 85 of 19 April 1990, to be completed the month following the full completion of the service.

3.              At its expiry date, the contract will be tacitly renewed for the same duration, unless a revocation is issued with an advance notice of at least six months before the expiry of the concession.

Art. 7

Payment of winnings

1.              Winnings must be paid following the provisions approved by the Ministry of Finance and the Treasury.

Art. 8

Technical requirements

1.              The venues, equipment, supplies and collaborations included in any form as part of the concession must fully comply with the executive project attached to this decree.

2.              The licensee is required to carry out at its own expenses a promotional campaign, both at the beginning of the game and during its performance, using suitable media (TV, radio, newspapers, cinema).

3.              The cost of the following shall be borne by the licensee:

a.              Provision of two original copied of the documentation of the software implemented (teleprocessing OS, terminal management and centralized activities);

b.              Provision of ten copies of User’s Manuals including all computerized procedures;

c.               Training of collection points operators at all gaming venues;

d.              Provision of ten copies of a brochure including all instruction for the use of computerized machines intended for gamers and operators in a sufficient number (one for each machine). Printed version of any modification thereof and/or other copies;

e.               In general, any required material connected with the supply, preliminary check, installation, verification, functioning, maintenance and full performance of the entire system, without the Administration being required to pay any fee or cost connected in addition to the amount agreed upon, as of art. 21.

4.              The supply of electric power is not included in this contract as to the functioning of the gaming stations.

Art. 9

Company obligations

The licensee is required to comply with all provisions included in Law No. 528 of 2 August 1992, as modified by Law No. 85 of 19 April 1990, and by the set of regulations approved by PRD No. 303 of 7 August 1990.

Art. 10

Other services

1.              For the purpose of carrying out the activities of the concession, the licensee may hire other companies or professionals not employed by its company, being in any case responsible for the full compliance of the obligations stated in this decree

2.              By contracting other parties for the above purposes, the licensee shall make its best to perform all the activities already contracted at the date of this decree, and shall comply with all obligations stated by Law No. 57 of 10 February 1962 and following amendments, on the fight against mafia-related crimes, as provided for by art. 5 of this decree.

3.              For the purpose of publishing the calls for tenders to contract third parties, the licensee shall comply with all national and EU rules, submitting the following documents to the Administration:

a.              Call for tenders;

b.              Technical and Economic Specifications;

c.               Invitation letter;

d.              The operational scheduling based on the service requirements.

4.              After thirty days since the acquisition of all documents by the Administration, the call is regarded as approved. Such approval is suspended if the Administration requests legal or technical specifications.

5.              The licensee shall carry out, at its own expense, all the preliminary activities required for the submission of the proposals.

6.              The licensee shall:

a.              Comply with all requirements connected to the national and EU regulations of transparency

b.              Collect all submissions sent by the participating companies

c.               Perform a preliminary selection of all proposals based on the basic requirements for participating in the call for tenders

d.              Send the invitation letters directly to the appointed panel, as specified in art. 6 of this decree.

7.              By the date reported in the call, the ministerial panel shall assess the offers and select a winner. Such procedures will be reported in an appointment report that will be transmitted to the licensee.

Art. 11

Objectives

1.              The Automated lotto service must be carried out through a single system that is coordinated and suitable to support all stages and allows the achievement of the following objectives:

a.              Enhancement of the service provided to the users through:

i.                  the acquisition of all bets up to an hour before the draw;

ii.               the reduction of the amount of time needed to pay all winnings;

iii.            the progressive increase of the number of gaming venues

iv.           the high reliability if the system to reduce the number of complaints

b.              the timeliness of the incorporation of the revenues deriving from the gaming activity in the State Treasury

c.               The enhancement of the administrative and budgetary procedures

d.              The enhancement of security measures against illicit gaming and frauds

e.               The improvement of ht e game with multiple weekly draw lots, management of other types of ability games, prediction games, draw types and gambling.

Art. 12

Safe custody of mechanical matrices

1.              The licensee provides for the safe custody of the mechanical matrices, in order to guarantee the reliability of the game on behalf of the ministry of Finance.

2.              The mechanical matrices are safeguarded at the ICT centers based in the main provincial capital cities reported in the list of draw lots, as reported in art. 2, par. 1 of Law No. 528 of 2 August 1982. Such matrices are stored in safe boxes equipped with three-key locks and a control device.

3.              Two officials of the Financial Administration and the Head of the relevant ICT centre keep the three keys.

Art. 13

Bet check

The validity of the bets is verified by the licensee, who is responsible for the productivity of such bets, the latter having been acquired through the prescribed and approved devices, the matrices of which are kept in the above-mentioned safe boxes.

Art. 14

Exclusion from the draw

1.              The Licensee may exclude from a draw lot any bet submitted in any way not complying with the provisions stated in art. 3 of Law No. 528 of 2 August 1982, as modified by art. 1 of Law No. 85 or 19 April 1990, or is the matrices fail to include all necessary data and are not delivered to the ICT centre of the area.

2.              The exclusion from the draw lot is declared by the licensee and published on the Official Journal of the draw lot area.

3.              Any used may ask for a refund of the amount paid in the form of a bet for an excluded bet, within 30 days from the date of publication.

Art. 15

Validation of drawn numbers

1.              The licensee shall draft the local draw lot report for each draw and send it to each collection point of the area of reference.

Art. 16

Validation of winnings and

computation of the amount won

1.              Based on the draws and the number of gamers, the licensee shall identify the winners, validate their winnings and calculate the amount won, based on the winning ratios and the winning forecasts for each combination provided for by the regulations in force.

2.              The licensee shall draft the local official journal including the list of the winning bets for each lot, to be transmitted to the panel for publication.

3.              Each gaming venue will receive the journal for publication purposes, including the list of winnings at each venue. The data relating to the winnings gained at any other venue will be made available for reference through the terminal.

4.              The data reported on the Official Journal will attest for the calculation of the taxes due and the responsibility of each licensee to pay them.

Art. 17

Activation and penalties

1.              Within 15 days from the date of registration of this decree by the Court of Auditors, the Administration has the right to arrange with the licensee (and in the event of a disagreement, within 7 days) for the number and types of tests and simulations to be performed before the implementation of the Cagliari pilot draw lot.

2.              Starting from the activation of the first session of the service described in art. 6, par. 2, lett. a), the computerized lotto service starts.

3.              The computerized lotto service will be regarded as fully functions at the end of the second term provided for by the same article, par. 2, lett. a).

4.              The dates of the two sessions are reported on the network diagram included in art. 8, par. 1, that is intended to minimize the implementation schedule.

5.              If the territorial coverage is finalized later than expected, a daily penalty of 5 million liras will be applied, based on the provision of the project, except for the first ten days of delay.

Art. 18

Guarantees and penalties

1.              The licensee guarantees the efficiency of the service, the high quality of materials and the equipment used for the whole duration of the concession, in addition to their correct installation and their functioning.

2.              For the whole duration of the concession, the licensee shall also guarantee a comprehensive, efficient and timely maintenance of the system, providing for any adjustment or correction of flaws which are visible while gambling, and fixing any issue reported on the machines and the terminals at all collection points, except any claim filed by third party users, caused by fraud or gross negligence.

3.              Failure to fix such issues immediately and/or substitute faulty devices will result in one of the following penalties for each day after the report of such issues:

a.              L 300,000 ICT centre device not operational

b.              L 200,000 Terminal not operational

c.               L 100,000 Terminal partially operational.

4.              At the end of a yearly contract, the penalty-related amount will be adjusted by 10%.

Art. 19

Checks and inspections

1.              The Minister of Finance exercises a control and validation power, relating to the public power transferred, in order to verify the efficiency and service functionality of the computerized lotto service.

2.              The Administration has the right to unilaterally perform tests and inspections, providing a communication of such activities to the licensee.

3.              For particular tests and inspections that might be required during the period of concession, from time to time, special panels may be appointed by decree by the Minister of Finance.

4.              For any check or inspection, the licensee is required to provide the Administration with all necessary equipment and devices of measurement, and to provide a copy of all compulsory certifications, issued by the Municipalities and the relevant institutions.

5.              All the costs connected to the check and inspections activities shall be borne by the licensee, including the amounts due for the attainment of the above-mentioned certifications.

6.              The licensee is required to provide for the fixing of any flaw or fault reported during the preliminary check and inspections, without being entitled to any additional payment.

Art. 20

Licensee’s specific commitments

1.              For the whole duration of the concession, the licensee shall guarantee that:

a.              All of its share will not be transferred to new shareholders without the consent of the Ministry of Finance. The new shareholders shall, in any case, declare in written form to be willing to comply with all the commitments accepted by the licensee at the time of the concession;

b.              The share capital shall not be reduced without the prior consent of the Ministry of Finance;

c.               The Ministry of Finance must approve the appointment of the Chairman, the CEO/GD and the President of the Board of Auditors.

Art. 21

Payment or the concession

1.              The concession will be paid an amount calculated based on the current VAT regulations and the following rates, by the licensee. Such payment will be made by means of the terminals after the activation of the Cagliari draw lot, based on the bets collected:

1st rate (up to L 1,000 billion): 7.916%

2nd rate (L 1,001-1,500 billion): 7.910%

3rd rate (L 1,501-2,000 billion) 7.880%

4th rate (L 2,001-3,000 billion) 7.850%

2.              As for the following thousand billion, a steady reduction of 0.160% will be applied to each of the following rates.

3.              Since the winnings are a form of payment that is adjusted automatically based on monetary fluctuations, no review is allowed. The Administration will provide no advance on the revenues.

Art. 22

Payments

1.              Starting with the Cagliari draw lot, the licensee has the right to pay months, the amount of which is calculated based on the gross revenues of the bets managed by each electronic terminal during the previous month, as described in art. 21, penalty-net.

2.              For the purpose of paying such amount, the licensee shall send the Administration within thirty days after the end of each month, an invoice with the monthly amount calculated according to the modalities reported in the first par. of this art., in addition to VAT is applicable.

3.              The payments due to the licensee shall be made by the Administration pursuant to the provisions stated in art. 533 of the “General instructions of the Treasury” and by means of direct orders.

Art. 23

Guarantee deposit

1.              The Administration shall deduct, as a guarantee for the contracted activities, before paying the amounts reported in art. 21, a 0.3% share of the due amount, based on the actual revenues.

2.              The Administration shall pay such sum to the licensee at the end of the contract.

3.              The licensee may substitute such guarantee with a bank guaranty or a first demand payment insurance guarantee, without any exception or fee to be paid for an early levy.

Art. 24

Extension of the service

1.              Once the computerized lotto service is operational on the whole national territory, the progressive extension of the collection points will be performed by means of yearly plans submitted by the licensee to the Administration.

2.              The drafting of such plans shall comply with the following general criteria:

a.              Each plan shall be submitted six months in advance for the purpose of creating an automating collection service in all venues;

b.              Four months before the implementation stage, the licensee will be provided with the list of the “new collection points”, including the addresses where the terminals must be installed. Failure to install all terminals will result in the postponement of the start of the activities.

3.              The Administration shall exercise the right to control and inspection by approving the annual plan submitted by the licensee.

4.              After thirty days since the day of acquisition by the Administration, the plan is to be regarded as approved. The term is suspended if the Administration required legal or technical specifications.

5.              Each working day of delay with respect to the planned scheduling will result in a L 200,000 penalty.

Art. 25

Directives and checks

1.              The license shall be required to provide, by the terms agreed upon, the information and documents requested by the Administration.

2.              The licensee is also required to comply with all provisions issued by the Administration on the modes of safeguarding, inspecting and control the mechanical matrices, also with the purpose of identifying the winnings.

3.              The licensee shall be engaged since the very beginning to take all necessary actions to activate the winning payment service and any other service contracted based on other conditions.

Art. 26

Revocation of the concession

1.              The Ministry of Finance may revoke the concession based on a clearly justified decision, in the following events:

a.              Failure to comply with the subjective requirements as described in letter m) of the CIPE resolution of 18 February 1993;

b.              When the exercise of public powers is performed in a non-compliant way, with regards to the Public Administration’s interest to safeguard public interest;

c.               When the computerized lotto service is not efficient and functional as a whole;

d.              When the licensee does not comply will all national or EU regulations in contracting third parties;

e.               When the concession does not comply with the specific commitments of art. 20

2.              If one of the previous cases applies, the Ministry of Finance will question the licensee with a formal written notice, reporting the term to settle the amount due, within 30 days.

3.              The licensee shall take all necessary actions and communicate them to the Ministry of Finance.

4.              If the issue is not solved, the Ministry of Finance will revoke the concession immediately.

Art 27

Employed personnel

1.              The licensee is required to comply with all national regulations, both current and future, concerning the employment of personnel.

2.              The licensee is required to comply, in the contractualization of the personnel involved in the carrying out of activities included in the concession, such as the implementation of parts of the system, the general organization of maintenance activities, the functioning of each centre, and in general, any activity connected to the contract, (and as for cooperative, such provisions apply also to their members), the minimum requirements of the national collective labor agreements approved at the date of the contract for the categories involved. Also, following amendments to such agreements will apply. The licensee will do its best to make sure that the personnel involved is not paid less that a person employed by the Administration, carrying out similar activities.

3.              The licensee shall continue to apply such collective agreements also after the end of the contract and until they are amended.

4.              The above-mentioned obligations bind the licensee also in the event that the licensee is not a member or is a former member of the Trade unions that approved the agreement implemented in the first place. Regardless of the rights deriving from the contract with the Administration, the licensee shall be responsible for the full compliance of the provisions of this article, even if, with or without the consent of the Administration, contract activities have been assigned to other contracted companies.

Art. 28

Patents and IPRs

1.              The Administration will not be responsible for the unauthorized use of sole-right patented technical solutions or devices, the property of which is held by others.

2.              The licensee shall release the Administration from any liability connected to any claim, loose or damages filed by the proprietor, and all costs, expenses or responsibility attached to them as a result of a claim connected to the infringement of IPRs or unauthorized use of Italian or foreign brand.

3.              The licensee shall provide its consent so as to release the Administration from any liability, as reported in art. 111, par. 3 of the Italian Code of Civil Procedure.

Art. 29

Final concession requirements

1.              At the end of the concession, for any cause, and except in the event of an extension or renewal, the licensee shall transfer to the Administration, upon request and free of charge, the property of the entire computerized system, including the terminal, including the availability of the terminals at all venues, collection points, software, archives and any other item necessary for the full completion, management and implementation of the system.

2.              Any transfer operations, cross-examined by the Administration and the licensee by the analysis of the relevant reports, will start during the previous ix months before the end of the contract, making sure to not compromise the integrity of the system.

3.              During the six-month period, the licensee shall provide the Administration with qualified officials, who may be assisted by technical experts, who will provide information and useful data to facilitate the transfer of management.

4.              All the studies, computerized procedures and documentation made by the licensee per the fulfillment of all contracted requirements, will remain at the disposal of the Administration free of charge.

5.              In order to avoid any interruption on the functioning of the automated system, the Administration may appoint itself 8or ask for the licensee to appoint it) as the manager of part of the management contracts.

6.              At the end of any transfer operation, the active and passive labor contracts between the Administration and the licensee will be settles. The licensee shall define all work contracts and settle the amount due by the Administration.

Art. 30

Arbitration clause

1.              Any dispute arising between the financial Administration and the licensee on the interpretation and implementation of this concession are filed to an arbitration panel, consisting of three members, one of which is appointed by the central Administration, one by the licensee and one, being a President, appointed jointly by the parties, or, failing to do so, the President of the State Council.

2.              The panel shall decide according to the Law.

This degree will be transmitted to the Court of Auditors for registration purposes.

Rome, 17 march 1993

The Minister: REVIGLIO

Registered at the Count of Auditors on 15 November 1993

Registry No. 24 Finanze, Page No. 72

97AO238

[handwritten] OMISSIS

[round stamp: De Franchis Ignazio son of the late Franco — Notary in Rome]

I, the undersigned Notary Public, Ignazio de Franchis, of Rome, registered in the Roll of Notaries of the United Districts of Rome, Velletri and Civitavecchia, hereby certify that the annexed document is a true copy of the Decree of the Ministry of Finance dated January 11, 1995, concerning “Lottomatica S.p.A.”, published in the Official Gazette of the Italian Republic - General Series No. 12 dated 16.1.1997.

It consists of seven pages.

Rome, November 26, 2008

[Illegible signature]

Round rubber stamp:	DE FRANCHIS IGNAZIO SON OF FRANCO
NOTARY PUBLIC IN ROME

APOSTILLE
(The Hague Convention of October 5, 1961)

1. Country: ITALY

This public deed

2. has been signed by IGNAZIO DE FRANCHIS

3. acting in his capacity as NOTARY PUBLIC IN ROME

4. is accompanied by the seal/stamp of the NOTARY

Certified

5. in Rome 6. on 03 DEC 2008

7. by the PROSECUTOR’S OFFICE OF THE REPUBLIC OF ROME

8. with number 4089/2

9. seal/stamp of the Legalization office

10. Signature

PROSECUTOR’S OFFICE OF THE REPUBLIC C/O ROME

LEGALIZATIONS OFFICE

THE LEGALIZATIONS OFFICIAL Dr. Ferdinando Correale [Illegible signature]

[handwritten] OMISSIS

[round stamp: De Franchis Ignazio son of the late Franco — Notary in Rome]

DECREE  8 November 1993

Act granting Lottomatica S.c.p.a. in Rome the running of the automated lottery service

THE MINISTRY OF FINANCE

Given law No. 528 of August 2, 1982 on regulations for lottery games and measures for lottery staff;

Given Law No. 85 of April 19, 1990, containing amendments to law No. 528 of August 2, 1981, regarding regulations for lottery games;

Given Decree of the President of the Republic No. 303 of August 7, 1990 which approved the regulation for the application and execution of law no. 528 of August 2, 1982 and No. 85 of April 19, 1990;

Given art. 7, par. 3 of the LD No. 47 of 1 February 1992, and No. 244 of 26 March 1992, and No. 298 and art. 1 of Law No. 75 of 24 March 1993;

Given let. m) of the Resolution of the Inter-ministerial Panel for economic planning (CIPE) of 18 February 1993;

Given art. 14 of the LD No. 333 of 11July 1992, as converted into Law No. 359 of 8 August 1992;

Given the ministerial degree on 14 June 1992 that provided for the publication of the call for tenders to the Lottomatica consortium, by which Lottomatica was appointed as the manager of the computerized lotto service system;

Given the ministerial decree of 23 November 191, registered by the Court of Auditors on 7 January 1992, No. 1 Finanze, page 143, by which the contract signed on 22 November 1991 was signed, Reg. No. 3972, with the above-mentioned consortium.

Given the ministerial decree No. 13950/Gab. Of 6 November 1992 by which the above-mentioned appointment and concession agreements were terminated ex tunc, in compliance with the resolution of the Chairman of the Court of Justice of the EC N. C. 272/91 of 31 January 1992 and No. C. 272/91 R f 12 June 1992, for the alleged infringement by the EEC of some regulations of the EEC Treaty;

Given the ministerial decree No. 4832/Gab of 17 March 1993, by means of which, pursuant to the resolution of the Inter-ministerial panel for economic planning (CIPE) on 18 February 1993, concerning the “Procedures for the conversion of a joint-stock company into a State Monopoly Company, the transfer of public power was carried out to allow the newly founded Lottomatica S.c.p.a. to acquire the management of the computerized lotto system;

Given the note of 17 March 1993, by means of which Lottomatica committed to comply with all regulations for the purpose of exercising the concession granted with MD No. 4832/Gab. of 17 March 1993.

Whereas the above-mentioned decree of 17 March 1993 was implemented for the purpose of starting the process for the creation of a computerized lotto system, and that its efficient and functional management provides for the protection and promotion of tax State revenues, and an increase of resources, and it may have a favorable effect of public order, hindering the thrive of illicit gambling;

Considering that Lottomatica S.c.p.a. underlines the requirements for the effective and efficient implementation of the service that, following the major investments made in the sector, benefits from an ICT organizational system and a structure responsible for the installation, management and maintenance of said system;

Whereas, following the ideas voiced by the Regioneria Centrale of the Ministry of Finance with note No. 8967 of 14 April 1993, relating to the granting decree on 17 March 1993, a panel was appointed by decree No. 7364/Gab. of 30 April 1993, in order to examine all legal aspects of the Regioneria, and to evaluate, through an in-depth analysis of contract-related costs and the cost-benefit ratio regarding the service quality level, with a possible review of said costs;

Given the report submitted by the above-mentioned panel, underscoring the results of the analysis conducted on the judicial and economic aspects of the contract signed with Lottomatica;

Considering the opportunity to provide for the modification, based on the conclusions of the Panel, and the integration of the deed signed by Lottomatica S.c.p.a., as specified in the ministerial decree of 17 March 1993;

Whereas:

a)             The Ministry of Finance reserves the right to hold the power to define the level of investments in the promotions and advertising that the licensee must perform, considering the role played by these activities in terms of public interest, for the balanced development of all public games, such as lotto;

b)             There is a possibility to develop the dedicated communication network, to be made by Lottomatica, into a Itapac network, if they enjoy the same efficiency, functionality, security, and result in a reduction of costs, guaranteeing the same level of stability and system security;

c)              Regarding the right to decide the level of investment in promotion and advertising, and the cuts in costs connected to the use of the Itapac network, the amount to be paid to the licensee is to be calculated, and will be based on the volume generated by the users of each gaming venue.

d)             In the future, a more precise definition of the implementation procedures of the system is to be provided.

Considering the need for a higher value that the Italian State attaches to the full compliance with the obligations deriving from the membership of the EEC, making sure that the provisions governing the granting of State concessions do not lash with current EC Treaty provisions;

Considering the afore-mentioned considerations as submitted by the count of Auditors with Note No. 664 of 18 October 1993;

DOES HEREBY DECREE:

Art. 1

1.              Art. 1 par. 6 of MD No. 832/Gab. of 17 March 1993 is substituted by the following par.:

“6.   The Chairman of the Panel, appointed by the Minister of Finance, must be a high-rank magistrate, and may also be retired”.

Art. 2

1.              Art 8 par. 2 of MD No. 4832/Gab. of 17 March 1993 is revoked

Art. 3

This par. is added:

“Art. 8-bis.

Investments in the promotion and advertising of the game of lotto

1.              The Administration reserves the right to defined, on the basis of the public interest reported in the premises, the level of investment in the promotion and advertising that licensee will be required to make.

2.              By the 30th of April of each year, Lottomatica shall send by registered post to the Ministry of Finance the proposed investment in promotion and advertising, deemed necessary to the following year, varying between 5 to 15% of the remuneration accrued during the previous year.

3.              The Ministry of Finance shall send by registered mail, within thirty days from the acquisition of the concession application, its acceptance to the proposal or shall indicate, on the basis of the public interest connected to the development of a single State gaming system, the level of investment to be made as part of the concession.

4.              In the event that the Minister of Finance makes no communication by the afore-mentioned term, the proposal shall be deemed accepted, without any other document being needed.

Art. 4

This par. is added:

“Art. 9-bis.

ICT network

1.              Lottomatica shall start a provisional service for the computerized lotto service, using a system that is already implemented, based on the use of an ICT dedicated network as described by the technical project.

2.              Lottomatica must carry out, in collaboration with Sip and in compliance with the decisions taken by the Ministry of Finance, within 90 days since the start of the concession period, an experimental stage when the Itapac network will be tested, as a secondary line in a significant part of the territory.

3.              At the end of the experimental stage, and based on the results of the evaluation of the Ministry of Finance regarding the opportunity for the progressively high use of the Itapac network, Lottomatica shall use the Itapac network directly as a secondary line on the whole Italian territory, by migrating the system already in place. The payment will therefore be reduced as provided for by art. 21 par. 4. The experimentation and migration will be performed under the technical guidance of the Ministry of finance.

4.              If the Itapac service is also enhanced and it is possible to also absorb the management of the primary network, within three years since the date of this decree, in the light of the investments made and necessary, such investment shall be made by the Ministry of Finance and the licensee the scheduling will be revised, including the system migration (incl. primary network) to the Itapac network, based on digit circuits, instead of analogical ones, and the reduction of payments, proportional to the possible cuts.

Art. 5

This par. is added:

“Art. 8-ter.

Employed personnel

1.              The companies associated to the licensee during the performance of the concession, shall employ qualified staff, with a professional profile equivalent to those reported in the operational project, attached to MD No. 4832/Gab. of 17 March 1993. The licensee is nonetheless fully responsible for the execution of all planned actions.

2.              All studies, the computerized procedures — incl. software, applications, software developed by the licensee based on specific needs — incl. the relevant documentation made by the licensee for the carrying out of all contract activities, also for supply contracts, will be property of the Administration as to art. 29”.

Art. 6

1.              The first par. of art. 10 of the MD no. 4832/Gab of 17 March 1993 is substituted by the following:

“1.           As for the carrying out of contracted activities, the licensee — in the event of operative needs requiring specific specializations — by acquiring full responsibility and, in any case, being responsible for the execution of all activities, may employ external experts or professionals, who enjoy technical skills and expertise to guarantee top quality activities, under cost-effective conditions”.

Art. 7

1.              After par. 2 of art 10 of MD no. 4832/Gab of 17 March 1993, the following par 2-bis is added:

“2-bis. The acquisition of goods and services, within the limits set by the previous paragraphs, may involve:

a)             Electronic central and peripheral devices, incl. base software;

b)             ICT networks necessary for the connection of peripheral systems to central systems, incl ICT nodes for packet switching, protocol concentrators/converters, data processing transmissions both dedicated and commuted, modems, specialized devices to be installed at central data processing centers and peripherals for the control and measurement of the network itself, and telephone service equipment;

c)              Accessory electronic equipment, such as optical discs, etc. And auxiliary and photo-reproduction devices;

d)             Furniture, office equipment (such as copiers and computers), special equipment (fire-resistant cupboards, disc boxes, trolleys and similar), technological devices (power stations, generators, fridges, etc.), various materials and accessories or the different venues, and also transports for people and goods, incl trucks for the transport of printouts and other materials;

e)              Maintenance of the goods reported in the afore-mentioned letters;

f)               Materials for the processing and management of data necessary for the central maintenance of venues and all relevant equipment, such as.

Optical discs and cartridges

Central printers

Photo-reproduction materials

Stationery

Audio-visual means, didactic and illustrative materials

Spare parts and materials necessary for the functioning of all plants;

g)              Consumables and various supplies, such as electrical power, telephones, water and similar, for the functioning of the ICT centers and their plants;

h)             Auxiliary and support services, such as:

Assistance for the installation of terminals at the gaming venues;

Technical assistance;

Graphics

Audio-visual support

Creation of information materials for the promotion and advertising of the service”.

Art. 8

1.              The following is added:

“Art. 9-bis

System implementation — new games

1.              The Administration acknowledges that the licensee, on 6 September 1993, submitted a feasibility report for the management of computerized lotteries and the issuing of tickets in collaboration with SIAE.

2.              The licensee will modify such reports based on the feedback provided by the Administration.

3.              The Ministry shall use the computerized system free of charge for the purpose above.

4.              Lottomatica, upon request of the Ministry, shall bear documented marginal direct costs, for the following services and supplies:

a.              The use of the ICT network connecting the ICT central and peripheral centers

b.              The analysis and implementation of the software for the purpose of validating the winnings and managing the game from an administrative point of view

c.               The marketing support for the creation of new forms of immediate lotteries

d.              Technical assistance for the logistic preparation of the distribution network and the technical and commercial training of the sales network

e.               Storage of tickets at the central and peripheral warehouses managed by Lottomatica, and transport and delivery of tickets to gaming venues.

5.              Lottomatica shall carry out similar activities for traditional lotteries and the selling of tickets for performances, always with documented marginal direct costs, using the ICT network and system implemented for the lotto game.

6.              The publication of the afore-mentioned feasibility studies, which do not involve the definition of organizational and functional objectives of the Administration, but the actual used by the Administration of the computerized lotto service does not imply any preferential treatment to the licensee for future appointments”.

Art. 9

1.              Art. 18 par. 3 of the MD No. 4832/Gab. of 15 march 1993 is substituted by the following:

“3.           Any delay in the execution of repairs will result in the following penalties:

Delayed repair and/or substitution of a terminal, per each day after the first day of failure report, L 200,000;

Delayed repair and/or substitution of intermediate devices featuring degraded performances, for each day after the first day of failure report, L 100,000 by the number of faulty terminals;

Idem, for each day of failure after the first day of failure report L 200,000 by the number of faulty terminals

Delayed repair or substitution of devices at critical ICT centers connected to the functioning of terminals, for each day of degraded functioning after the first day of failure report, L 100,000 by the number of faulty terminals;

Idem, for each day of failure after the first day of failure report L 200,000 by the number of faulty terminals

Delayed repair or substitution of devices at non-critical ICT centers connected to the functioning of terminals, for each day of delay after the first day of failure report, L 300,000”.

Art 10.

1.              Art. 19 par. 2 of MD No. 4832/Gab. of 15 March 1993 is substituted by the following:

“2.   The administration has the right to act unilaterally to verify and inspect the equipment, providing a written communication to the licensee. In particular, inspections will be intended to verify:

the compliance of software applications developed within the concession with the relevant technical operational specifications, attached to the MD No. 4832/Gab. of 15 march 1993;

the compliance with the standards described in the operational project;

the actual upload of the software on the system libraries”.

Art. 11

1.              Art. 21 of MD No. 4832/Gab. of 15 March 1993 is substituted by the following:

“Art. 21

Payment for the concession

1.              As a payment calculated based on the current VAT rate, the licensee will receive an amount resulting from the following rates, applied to the gross revenues cashed by the used terminals, starting with the Cagliari draw lot:

1st rate (up to L 1,000 billion): 6.916%

2nd rate (L 1,001-1,500 billion): 6.910%

3rd rate (L 1,501-2,000 billion) 6.880%

4th rate (L 2,001-3,000 billion) 6.850%

2.              As for the following thousand billion, a steady reduction of 0.160% will be applied to each rate.

3.              As for the yearly level of investment in promotion and advertising that the Administration will define as reported in art. 8-bis, le licensee shall make such investments, being entitled to a reimbursement by the Administration, based on all documented expenses, with a percentage adjustment, during the following year, as specified in the previous paragraph 1, up to the full coverage of the expenses borne by the licensee.

4.              Since the Itapac network will be used, the amount due to the licensee will be decreased by 6%, that is, by the costs connected to the use of such network. As a result, the first rate will amount to 6.501%. The same with apply to the rest of the rates. Annual adjustments will be made as reported in par. 3.

5.              The application of the different rated, in order to calculate the amount due, will be made by taking into account inflation-net revenues, based on the ISTAT consumer prices (adj. 30 June 1993).

6.              For the rates exceeding L 7.000 billion a year, the following reduction will be applied:

a)             L 7 to 8.000 billion: the rate will be calculated of the 85% share of the revenue rate;

b)             L 8 to 9.000 billion: the rate will be calculated of the 78% share of the revenue rate;

c)              L 9 to 10.000 billion: the rate will be calculated of the 68% share of the revenue rate;

d)             L 10 to 11.000 billion: the rate will be calculated of the 55% share of the revenue rate;

e)              L 11 to 12.000 billion: the rate will be calculated of the 40% share of the revenue rate;

f)               L 12 to 14.000 billion: the rate will be calculated of the 25% share of the revenue rate;

g)              Over L 14.000 billion: the rate will be calculated of the 10% share of the revenue rate;

7.              The Administration will not pay any advance”.

Art. 12

1.              Art 26, par. 1, lett. c) of MD No. 4832/Gab. of 15 March 1993 is substituted by the following:

“c)   When the licensee fails to comply more than once to the provisions reported in par. 1 and 2 of art. 18, impairing the efficiency and functionality of the system as a whole”.

Art. 13

1.              Art 30, of MD No. 4832/Gab. of 15 March 1993 is substituted by the following:

“Art. 30

Arbitration clause

Any dispute arising between the financial Administration and the licensee on the interpretation and implementation of this concession are filed to an arbitration panel, consisting of three members, one of which is appointed by the central Administration, one by the licensee and one, being a President, appointed jointly by the parties, or, failing to do so, by a magistrate, incl. retired.

In the event of a disagreement, the President shall be appointed by the Council of the Presidency of the Court of Auditors among magistrates, incl. retired.”

Art. 14

1.              After Art 30, of MD No. 4832/Gab. of 15 March 1993, the following articles are added:

“Art. 31

Temporary regime

1.              The Administration shall take all necessary actions as quickly as possible for any issue concerning the implementation of the computerized lotto system, in order to speed up the activation process of the Cagliari draw lot.

2.              By 31 December 1994, Lottomatica shall invest L 40 billion in promotion and advertising.

3.              At the end of such period of time, and based on documented evidence for the invested funds, the % variation will be determined for the 1995 rate to be applied to the first bracket and the following ones.

Art. 32

Final declaration

1.              The MD of 17 March 1993 and this decree will be transmitted pursuant to art. 5 of the EEC Treaty and current EC regulations, to the EEC Commission for compliance.

2.              The Ministry of Finance will implement the same decrees if the EEC validates it for compliance.

Art. 33

Compliance

1.              For the purpose of activating the concession, the licensee shall issue a formal declaration of full compliance with the provisions of this decree.

2.              By means of such declaration, Lottomatica shall waive any claim connected to the previous appointment procedure, as long as the concession acquires and keeps a full judicial efficacy.

3.              This decree will be transmitted to the Count of Auditors per registration and, pursuant to art. 5 of the EEC Treaty to the EEC Commission for compliance.

Rome, 8 November 1993

Registered by the Court of Auditors on 15 November 1993

Reg. No. 24 Finanze, page 73

97A0239

I, the undersigned Notary Public, Ignazio de Franchis, of Rome, registered in the Roll of Notaries of the United Districts of Rome, Velletri and Civitavecchia, hereby certify that the annexed document is a true copy of the Decree of the Ministry of Finance dated January 11, 1995, concerning “Lottomatica S.p.A.”, published in the Official Gazette of the Italian Republic - General Series No. 12 dated 16.1.1997.

It consists of seven pages.

Rome, November 26, 2008

[Illegible signature]

Round rubber stamp:	DE FRANCHIS IGNAZIO SON OF FRANCO
NOTARY PUBLIC IN ROME

DECREE January 11, 1995

Act granting Lottomatica S.c.p.a. in Rome the running of the automated lottery service.

THE MINISTRY OF FINANCE

Given law No. 528 of August 02, 1982 on regulations for lottery games and measures for lottery staff;

Given Law No. 85 of April 19, 1990, containing amendments to law No. 528 of August 02, 1982, regarding regulations for lottery games;

Given Decree of the President of the Republic No. 303 of August 07, 1990 which approved the regulation for the application and execution of law no. 528 of August 02, 1982 and No. 85 of April 19, 1990;

Given article 11, paragraph 1 of Legal Decree No. 557 of December 30, 1993 converted, with amendments, by Law No. 133 of February 26, 1994;

Given Ministerial Decree No. 239 of March 23, 1994, amending and supplementing the Regulation on the organization of lottery games, Decree of the President of the Republic of 303/1990.

Give Ministerial Decree No. 4832/gab of March 17, 1993, and Ministerial Decree No. 8099 of November 8, 1993, registered for the Court of Auditors on November 15, 1993, with which Lottomatica S.c.p.a was entrusted with the translational authority, organization and management of the automated lottery service;

Considering that article 7 cited in Ministerial Decree No. 4832/Gab, establishes that “the procedures for paying winnings will be defined by a decree of the Ministry of Finance, in consultation with Treasury”;

Considering that article 30 of cited Ministerial Decree No. 239/1994 establishes that “should the authority to pay the winnings be transferred to the Agency, the Agency and the Ministry of Finance shall be governed by the rules of concession”;

Given the need to transfer to the Agency, public authority for collecting gaming proceeds, paying winnings, draws and oppositions;

Given note No. 14 of October 27, 1994 with which the company Lottomatica agrees to accept the obligations resulting from the transfer of the above authorities, under the conditions of the following clauses;

Decrees:

Article 1

S u b j e c t

1. The public authority of the Ministry of Finance, regarding the collection of income from gaming, the payment of winnings, draws and oppositions are transferred to the Agency Lottomatica S.c.p.a.

2.  As a result of the provisions of paragraph 1, the activities related to the exercise of the above mentioned public authorities are organized and managed directly by the Agency.

Article 2

Collection of gaming income and payment of winnings

1.  The procedures for exercising public authority, collecting gamings proceeds and paying winnings, are defined in the appropriate decree of the Ministry of Finance in consultation with Treasury.

Article 3

Draws

1.  The weekly draw, indicated in the first paragraph of Article 3 of Law No. 85, April 19, 1990, are publicly executed by the Agency at the selected premises, and in the provincial capitals where the wheels are located.

2.   Draws take place under the responsibility of the Agency.

3.   In exercising the powers of control and supervision of the administration, the draw is assisted by two officials who sign the draw report.

4.   The manner in which the Agency proceeds with the draw are laid down in Article 27, 29, 30, 31, 32, 33 and 34 of Decree No. 1077 of  July 25, 1940 and subsequent amendments.

Article 4

Acknowledgement of bets, winnings, endorsements, exclusions, statements

1.    The Agency on the day of the draw proceeds with operations to acknowledge bets, validate winnings, and prepare the official bulletin for the area and the exclusions statement.

Article 5

Oppositions

In appeal against declaring the exclusion of gaming bets communicated by the Licensee, the player in possession of the ticket admitted to participate in the draw can appeal on plain paper sent by registered mail with acknowledgment receipt to the Licensee within eight days from the day posted in the Official Gazette of the area. For the purposes of prompt opposition, the mailing will apply. On the opposition the Licensee can decide within fifteen days communicating the decision by registered letter with acknowledgment of receipt.

[round stamp: De Franchis Ignazio son of the late Franco — Notary in Rome]

15

2. In appeal against the rejection of the opposition, the person concerned can appeal to the ordinary legal authorities, within ninety days from receipt of the registered letter referred to in paragraph above.

3.    The competent Court is that of Rome.

Article 6

Community Guidelines

1.   The Licensee, in entrusting the work, supply or service to a third party, as prescribed by Article 10 of Ministerial Decree No. 4832 of March 18, 1993, as amended by section 7 of Ministerial Decree No. 8099 of November 8, 1992, must comply with the provisions of Legislative Decree No. 358/1992 and fully apply Community regulations regarding procurement of supplies and services, as established by Article 10, or be subject to revocation of the license pursuant to Article 26, letter d) of the decree mentioned above.

2.   In amendment to Article 4, paragraph 2 of Ministerial Decree No. 44832/Gab of March 17, 1993, for the purpose of awarding work and the supply of goods and services referred to in paragraph 1 above, as of the date of this Decree, consortium members of Lottomatica S.c.p.a. consider themselves to be third parties.

3.   Article 10, paragraph 1 of Ministerial Decree No. 4832 of March 17, 1993, must be interpreted as meaning that it configures, for the Licensee, a faculty to use or not use persons outside the organization to prepare and manage insolvency proceedings for European competitions.  It should be understood that if the value of these proceedings, that make up the services, exceeds the EU threshold, the provisions of Directive 92/50 EEC on contracted service will apply.

Rome, January 11, 1995

The Minister:  TREMONTI

Registered at the Court of Auditors on November 8, 1993

Register No. 1, Page No. 129

97A0249

[handwritten] OMISSIS

[round stamp: De Franchis Ignazio son of the late Franco — Notary in Rome]

I, the undersigned Notary Public, Ignazio de Franchis, of Rome, registered in the Roll of Notaries of the United Districts of Rome, Velletri and Civitavecchia, hereby certify that the annexed document is a true copy of the Decree of the Ministry of Finance dated January 11, 1995, concerning “Lottomatica S.p.A.”, published in the Official Gazette of the Italian Republic - General Series No. 12 dated 16.1.1997.

It consists of two pages.

Rome, November 26, 2008

[Illegible signature]

Round rubber stamp:	DE FRANCHIS IGNAZIO SON OF FRANCO
NOTARY PUBLIC IN ROME

APOSTILLE
(The Hague Convention of October 5, 1961)

6. Country: ITALY

This public deed

7. has been signed by IGNAZIO DE FRANCHIS

8. acting in his capacity as NOTARY PUBLIC IN ROME

9. is accompanied by the seal/stamp of the NOTARY

Certified

10. in Rome 6. on 03 DEC 2008

7. by the PROSECUTOR’S OFFICE OF THE REPUBLIC OF ROME

8. with number 4089/5

9. seal/stamp of the Legalization office

10. Signature

PROSECUTOR’S OFFICE OF THE REPUBLIC C/O ROME

LEGALIZATIONS OFFICE

THE LEGALIZATIONS OFFICIAL Dr. Ferdinando Correale [Illegible signature]

OMISSIS

DECREE  July 25, 1995

Act granting Lottomatica S.c.p.a. in Rome the running of the automated lottery service

THE MINISTRY OF FINANCE

Given law No. 528 of August 2, 1982 on regulations for lottery games and measures for lottery staff;

Given Law No. 85 of April 19, 1990, containing amendments to law No. 528 of August 2, 1981, regarding regulations for lottery games;

Given Decree of the President of the Republic No. 303 of August 7, 1990 which approved the regulation for the application and execution of law no. 528 of August 2, 1982 and No. 85 of April 19, 1990;

Given article 11, paragraph 1 of Legal Decree No. 557 of December 30, 1993 converted, with amendments, by Law No. 133 of February 26, 1994;

Given Ministerial Decree No. 239 of March 23, 1994, amending and supplementing the Regulation on the organization of lottery games, Decree of the President of the Republic of 303/1990.

Given Ministerial Decree No. 4832/gab of March 17, 1993, and Ministerial Decree No. 8099 of November 8, 1993, registered by the Court of Auditors on November 15, 1993, with which Lottomatica S.c.p.a was entrusted with the translational authority, organization and management of the automated lottery service;

Given Ministerial Decree No. 472 of January 11, 1995, by which the Agency is transferred public authority for the collection of gaming proceeds, the payment of winnings, draws and oppositions.

Given the need to attribute to the selection board for tenders offered by the Licensee for the award of works and supply of goods and services, including the task of preventive examination of invitations to tender, in order to ensure full transparency, as well as the neutrality of the requirements of the object of the tender on the basis of substantial implementation of the clause referred to in Article 6, paragraph 2 of Ministerial Decree of January 11, 1995, according to which the members of the Lottomatica consortium consider themselves third parties;

Considering also the need to make a number of changes to Ministerial Decrees of March 17, 1993 and January 11, 1995, aimed at making more obvious the willingness of the administration to completely transfer public rights under the translational concession;

Considering also the need to ensure full transparency, autonomy and independence of the activities of the licensee at all stages of the procurement process, particularly in those involving procedures for the preparation and issuance of invitations to tender for the acquisition of goods and services;

Decrees:

Article 1

1.   At Article 5 — Fulfillment of tenders - Ministerial Decree No. 4832 of March 17, 1993, the following paragraph is added:

“7. In order to ensure the implementation of the obligation of full application of internal and Community legislation, as well as the neutrality of

[round stamp: De Franchis Ignazio son of the late Franco — Notary in Rome]

the requirements of the subject of tender in relation to the members of the Lottomatica company, which, in respect of such tenders, shall be deemed third parties” the selection board referred to in paragraphs 5 and 6 above shall proceed with prior review and approval of the tenders and other tender documents.

Article 2

1.   At Article 1, paragraph 1 of Ministerial Decree of January 11, 1995, after the words “are transferred” add the words “fully and totally”.

2.   At Article 1, paragraph 2 of Ministerial Decree of January 11, 1995, after the words “by the Licensee”, add the words “who exercises them in full autonomy and independence”.

Article 3

1.   At Article 3, paragraph 2 of Ministerial Decree of January 11, 1995, after the words “the responsibility” add the words “exclusive and total”.

Article 4

1.   At Article 5, paragraph 1 of Ministerial Decree of January 11, 1995, after the words “notification of receipt” add the word “exclusively”.

Article 5

1.   At Article 6 of Ministerial Decree of January 11, 1995, the following paragraphs are added:

“4.  Any form of assistance or consultation by associates, subsidiaries or affiliates and any third parties with respect to Lottomatica, must comply with internal and Community regulations and in particular, Lottomatica cannot solicit nor accept consultations that may be used to establish specifications regarding the tenders, by any company that may have a commercial interest in the tender itself and particularly from consortium members.

5.  Any behavior undertaken by the Licensee Lottomatica intended to circumvent the rules referred to in this Article or in any direct way favor consortium members, subsidiaries or affiliates and however distort competition results in the immediate termination of concession”.

Rome, July 25, 1995

The Minister:  FANTOZZI

Registered at the Court of Auditors on November 8, 1993

Register No. 1, Page No. 129

97A0249

OMISSIS

[round stamp: De Franchis Ignazio son of the late Franco — Notary in Rome]

17

I, the undersigned Notary Public, Ignazio de Franchis, of Rome, registered in the Roll of Notaries of the United Districts of Rome, Velletri and Civitavecchia, hereby certify that the annexed document is a true copy of the Decree of the Ministry of Finance dated July 25, 1995 concerning “Lottomatica S.p.A.”, published in the Official Gazette of the Italian Republic - General Series no. 12 dated 16.1.1997.

It consists of two pages.

Rome, November 26, 2008

[Illegible signature]

Round rubber stamp:	DE FRANCHIS IGNAZIO SON OF FRANCO
NOTARY PUBLIC IN ROME

I, the undersigned Notary Public, Ignazio de Franchis, of Rome, registered in the Roll of Notaries of the United Districts of Rome, Velletri and Civitavecchia, hereby certify that the annexed document is a true copy of the Decree of the Ministry of Finance dated July 25, 1995, concerning “Lottomatica S.p.A.”, published in the Official Gazette of the Italian Republic - General Series no. 12 dated 16.1.1997.

It consists of two pages.

Rome, November 26, 2008

[Illegible signature]

Round rubber stamp:	DE FRANCHIS IGNAZIO OF FRANCO
NOTARY PUBLIC IN ROME

APOSTILLE

(The Hague Convention of October 5, 1961)

1. Country: ITALY

This public deed

2. has been signed by IGNAZIO DE FRANCHIS

3. acting in his capacity as NOTARY PUBLIC IN ROME

4. is accompanied by the seal/stamp of the NOTARY

Certified

5. in Rome 6. on 03 DEC 2008

7. by the PROSECUTOR’S OFFICE OF THE REPUBLIC OF ROME

8. with number 4089/4

9. seal/stamp of the Legalization office

10. Signature

PROSECUTOR’S OFFICE OF THE REPUBLIC C/O ROME

LEGALIZATIONS OFFICE

THE LEGALIZATIONS OFFICIAL Dr. Ferdinando Correale [Illegible signature]

OMISSIS

[round stamp: De Franchis Ignazio son of the late Franco — Notary in Rome]

MINISTRY OF FINANCE

DECREE April 14, 1998.

Transfer of public authority to Lottomatica S.c.p.a. Rome with regards to the collection of lottery proceeds, the payment of winnings and declaring the exclusion of gaming bets.

THE DIRECTOR GENERAL

OF THE AUTONOMOUS ADMINISTRATION

OF STATE MONOPOLIES

Given law No. 528 of August 2, 1982 on the organization of the lottery, as amended by Law No. 85 of April 19, 1990.

Given Decree of the President of the Republic No. 303, which issued the regulation which applies and enforces the laws mentioned above, as amended by Decree of the Ministry of Finance No. 239 of March 23,1994.

Given Decree of the President of the Republic No. 560 of September 16, 1996, which issued the regulation concerning lottery under license;

Given the opportunity to actually start exercising public authority to collect lottery proceeds, pay winnings, declaring exclusion from draws by the Licensee managing the lottery;

Decrees:

As of May 4, 1998, public authority for collecting lottery proceeds, paying winnings, declaring the exclusion from draws and bets shall be transferred, in the manner and under the terms of the Decree of the President of the Republic No. 560 of September 16, 1996, to the Licensee running the lottery, Lottomatica S.c.p.a. of Rome.

For the payment of winnings from extractions of May 2, 1998 the procedures observed, subject to availability, are those in force prior to the effective date of this Decree.

This Decree shall be published in the Official Gazette of the Italian Republic.

Rome, April 14, 1998

The Director General: CUTRUPI

98A3217

OMISSIS

[round stamp: De Franchis Ignazio son of the late Franco — Notary in Rome]

6

I, the undersigned Notary Public, Ignazio de Franchis, of Rome, registered in the Roll of Notaries of the United Districts of Rome, Velletri and Civitavecchia, hereby certify that the annexed document is a true copy of the Decree of the Ministry of Finance dated April 14, 1998, concerning “Lottomatica S.p.A.”, published in the Official Gazette of the Italian Republic -/ General Series no. 91 dated 20.4.1998.

It consists of one page.

Rome, November 26, 2008

[Illegible signature]

Round rubber stamp:	DE FRANCHIS IGNAZIO SON OF FRANCO
NOTARY PUBLIC IN ROME

APOSTILLE
(The Hague Convention of October 5, 1961)

1. Country: ITALY

This public deed

2. has been signed by IGNAZIO DE FRANCHIS

3. acting in his capacity as NOTARY PUBLIC IN ROME

4. is accompanied by the seal/stamp of the NOTARY

Certified

5. in Rome 6. on 03 DEC 2008

7. by the PROSECUTOR’S OFFICE OF THE REPUBLIC OF ROME

8. with number 4089/6

9. seal/stamp of the Legalization office

10. Signature

PROSECUTOR’S OFFICE OF THE REPUBLIC C/O ROME

LEGALIZATIONS OFFICE

THE LEGALIZATIONS OFFICIAL Dr. Ferdinando Correale [Illegible signature]

DECREE June 26, 1998.

Transfer of public authority to Lottomatica S.c.p.a. Rome related to lottery draws.

THE DIRECTOR GENERAL

OF THE AUTONOMOUS ADMINISTRATION

OF STATE MONOPOLIES

Given law No. 528 of August 2, 1982 on the organization of the lottery, as amended by Law No. 85 of April 19, 1990.

Given Decree of the President of the Republic No. 303, which issued the regulation which applies and enforces the laws mentioned above, as amended by Decree of the Ministry of Finance No. 239 of March 23,1994.

Given Decree of the President of the Republic No. 560 of September 16, 1996, which issued the regulation concerning lottery under license;

Given the opportunity to actually start exercising public authority to collect lottery proceeds, pay winnings, declaring exclusion from draws by the Licensee managing the lottery;

Decrees:

As of July 1, 1998, public authority related to lottery extractions are transferred, in the manner and under the terms of the Decree of the President of the Republic No. 560 of September 16, 1996, to the Licensee running the lottery, Lottomatica S.c.p.a. of Rome.

This Decree shall be published in the Official Gazette of the Italian Republic.

Rome, June 26, 1998

The Director General: CUTRUPI

98A5751

OMISSIS

[Signature]

[round stamp: De Franchis Ignazio son of the late Franco — Notary in Rome]

I, the undersigned Notary Public, Ignazio de Franchis, of Rome, registered in the Roll of Notaries of the United Districts of Rome, Velletri and Civitavecchia, hereby certify that the annexed document is a true copy of the Decree of the Director General of the Autonomous Administration of State Monopolies dated June 26, 1998, concerning “Lottomatica S.p.A.”, published in the Official Gazette of the Italian Republic - General Series no. 150 dated 30.6.1998.

It consists of one page.

Rome, November 26, 2008

[Illegible signature]

Round rubber stamp:	DE FRANCHIS IGNAZIO SON OF FRANCO
NOTARY PUBLIC IN ROME

APOSTILLE
(The Hague Convention of October 5, 1961)

1. Country: ITALY

This public deed

2. has been signed by IGNAZIO DE FRANCHIS

3. acting in his capacity as NOTARY PUBLIC IN ROME

4. is accompanied by the seal/stamp of the NOTARY

Certified

5. in Rome 6. on 03 DEC 2008

7. by the PROSECUTOR’S OFFICE OF THE REPUBLIC OF ROME

8. with number 4089/7

9. seal/stamp of the Legalization office

10. Signature

PROSECUTOR’S OFFICE OF THE REPUBLIC C/O ROME

LEGALIZATIONS OFFICE

THE LEGALIZATIONS OFFICIAL Dr. Ferdinando Correale [Illegible signature]

16-1-1997	OFFICIAL GAZETTE OF THE ITALIAN REPUBLIC	Series - No. 280

DECREES, RESOLUTIONS AND MINISTERIAL ORDERS

MINISTRY OF FINANCE

DECREE November 15, 2000

Integration to Ministerial Decree of March 17, 1993 regarding the concession to Lottomatica

THE DIRECTOR GENERAL

OF THE AUTONOMOUS ADMINISTRATION

OF STATE MONOPOLIES

Given Ministerial Decree of March 17, 1993 as amended, regarding the concession to Lottomatica S.p.A of Rome for the administration of the Lottery service;

Given article 33, paragraph 1 of Law No. 724/1994 revising the expansion of the Lotto gaming network admitting into the network any tobacconist who makes such request;

Given that the cited article 33 was implemented through Management Decree of December 30, 1999, according to which the collection network should pass from 15,000 points to approximately 35,000 overall points;

Considering that the expansion of the network cannot be postponed because of its value for related services of public interest

Considering, in this regard, the commitment assumed by the Under Secretary of State for Finance of the VI Financial Commission of the Chamber of Deputies, on September 1, 2000, with regards to the administration of the Lottery;

Considering that the costs for facilities and management of the expansion have been estimated at approximately 1,000 billion Lira.

Noting that there are no budgetary conditions that permit the government to assume the estimated burden.

Given that the company Lottomatica participates in the specific and direct exercise of public authority inherent to gaming

Given article of the cited Ministerial Decree of March 17, 1993, according to which the duration of the license is established as nine years (paragraph 1) it being understood that (paragraph 3) when this license expires it will be tacitly renewed for an equal period of time, unless terminated by the Administration, to be notified at least 6 months prior to the expiration of the license itself;

Given letter of September 14, 200, with which the company Lottomatica indicated that it was willing, under certain conditions, to sustain all the costs connected with the expansion of the Lottery network;

Given, furthermore, that during negotiations the Licensee confirmed willingness in return for greater stability in the relationship within the maximum limits already evaluated by the European Community;

Considering that there is public interest in the fact that the company, at no additional cost for Treasury, proceeds with expanding the network in exchange for greater stability and certainty of the duration of the relationship;

Considering however that the duration cannot exceed an overall period of eighteen years, as provided by the current license (unless terminated or revoked);

Noting in fact that this is the original deadline for identifying the Licensee, term which the administration had earlier planned under Article 6, paragraph 3 of the license;

Considering that this may compensate for the lack of funds with the provision of ensuring the dies ad quem of concession, save cases of breach by the Licensee;

Noting that the power of cancellation provided for in Article 6, paragraph 3 of the concession depends on the negative verification by the administration with regards to successful technical activation of the points provided for by the  network expansion program;

Noting that in the aforesaid case of cancellation, the Licensee must still be guaranteed compensation as determined by the usual criteria, laid down in Article 936 of the Italian Civil Code, based on whichever is the lowest amount between spending and enhancements;

Considering it necessary, based on the activity carried out by Lottomatica, to integrate the concession with new provisions to safeguard public interest, in agreement with the Licensee;

Given the indications contained in the note of November 14, 2000 from the Under Secretary of State assigned to this matter:

Decrees:

Article 1

Paragraph 5, article 5 of Ministerial Decree of March 17 1993 and subsequent paragraph 6 of the same article, as replaced by article 1, paragraph 1 of Ministerial Decree of November 8, 1993 the following are replaced:

“5. The selection board for tenders called by the Licensee is appointed by the Director General of the Autonomous Administration of State Monopolies”.

“6. The Chairman and members of the commissions are selected on the basis of specific professional qualifications, correlated with the type of tender to be carried out”.

Article 2

New paragraphs have been included in article 6 after paragraph 3 of Ministerial Decree of March 17 1992

17

3b - Except for the power of revocation provided for in Article 3, the termination referred to in paragraph 3 may be declared by the administration only in the event in which, on the date of the verification mentioned in the next paragraph, it ascertains that the technical activation has not taken place for reasons attributable to the Licensee, by more than 10% of the points set out in the measures adopted and communicated according to the procedures set forth in Article 8, paragraph 1a, compared to the lower amount of compensation between spending and enhancement.

In the case of non-fulfillment of the obligations that do not involve activation of the cancellation of the concession a penalty will be applied proportional to ITL 1,000,000 per point-year.

3-c. The review referred to in the preceding paragraph to be carried out seven months before the expiry date referred to in Article 6, paragraph 1 of Ministerial Decree of March 17, 1993, inconsistent with the dealer, is left to a ministerial committee appointed by the Director General of the Autonomous Administration of State Monopolies and presided over by an administrative judge.

3-d. The commission referred to in the previous subsection reports the results of the audit to the Director-General of the Autonomous Administration of State Monopolies.

3-e. The Director General of the Autonomous Administration of State Monopolies, based on the final report of the Commission referred to in paragraph 3-b, adopts the determinations based on cancellations in paragraph 3.

Article 3

The following new paragraph is inserted in Article 8, after paragraph 1 of Ministerial Decree of 17 March 1993:

1b The licensee is obliged, at its own expense, to activate the service at Receiving Offices referred to in the Decree of December 30, 1999, notwithstanding full compliance with internal and Community regulations concerning European public tenders for supplies and services, in the two years following the effective date of this decree, on a monthly basis for at least 1,000 Receiving Offices for which measures have been communicated by the licensee with a minimum notice of three months.

Article 4

Article 20 of Ministerial Decree of March 17 1993 is replaced by the following:

“Specific obligations of the licensee

1. The licensee, for the entire duration of this concession, guarantees that:

a) Shares that form its capital will not be transferred without prior binding approval of the Ministry of Finance. New shareholders must in any case give written acknowledgment that they are aware of and are bound to comply with the commitments made by the licensee with this license;

b) the share capital will not be reduced without prior authorization of the Ministry of Finance.

2.  The dealer has the faculty to go public on the stock market. As of the application for listing paragraph 1 letters a) and b) above do not apply. The joint acquisition, implemented by third parties, other than current shareholders of the company, of control of the company, under section 2359 (illegible) 1 Civil Code, is subject to the authorization of the Ministry of Finance which will take action within thirty days from the date of the application.

3. The appointment of the Chairman, the Chief Executive Officer/Managing Director and the Chairman of the Board of Auditors will be subject to the prior approval of the Minister of Finance”.

Article 5

Over the first three trillion collected, for subsequent installments of one trillion each, a steady reduction of 0.160% is applied on the rate of the previous installment, as referred to in Article 21, paragraph 2 of the Ministerial Decree of March 17, 1993 as replaced by Article 1 of the Ministerial Decree of November 8, 1993.

Article 6

At article 23, paragraph 1 of Ministerial Decree of March 17 1993, the words “to the extent of 0.3% of the fees themselves” are replaced with the following words:  “to the extent of 0.3% of collections by the licensee referred to in Article 31 of the Decree of the President of the Republic No. 560 of September 16, 1992”.

Article 7

At article 29, paragraph 5 of Ministerial Decree of March 17 1993, after the words “for the management of the service itself” add the words “including those stipulated for implementing and managing the expansions indicated in article 8, paragraph 1b above”.

Article 8

1. Articles 8b and paragraph 8 of article 21, respectively introduced by articles 3 and 11 of ministerial decree of November 8, 1993, have been revoked.

2.  The company Lottomatica supports investments for promoting and advertising lottery games, from the date of entry into force of this decree and will submit, for prior approval by administration, the annual promotion and advertising plan for no less than 7% of the fee received by the licensee for the previous year.

Article 9

The management economies for the licensee’s telecommunications network arising from direct or indirect provision of services other than collections from the Lottery are determined by a joint commission appointed by the Director General of the State Monopolies and proportionately renewed each year by the State from the effective date of this

18

Decree, to the percentage of utilization verified by the commission itself.

Article 10

The company Lottomatica supports the operational costs of the commissions appointed by the Administration for matters relating to the concession and shall endeavor to implement a Lottery monitoring system for the analysis and study of gaming trends.

Article 11

The concession stands firm in any other clause not changed by this Decree.

Rome, November 15, 2000

The Director General: CUTRUPI

00A14902

[handwritten:] OMISSIS

I, the undersigned Notary Public, Ignazio de Franchis, of Rome, registered in the Roll of Notaries of the United Districts of Rome, Velletri and Civitavecchia, hereby certify that the annexed document is a true copy of the Decree of the Director General of the Autonomous Administration of State Monopolies dated November 15, 2000, concerning “Lottomatica S.p.A.”, published in the Official Gazette of the Italian Republic - General Series no. 150 dated 30.6.1998.

It consists of three pages.

Rome, November 26, 2008

[Illegible signature]

Round rubber stamp:	DE FRANCHIS IGNAZIO SON OF FRANCO
NOTARY PUBLIC IN ROME

APOSTILLE
(The Hague Convention of October 5, 1961)

1. Country: ITALY

This public deed

2. has been signed by IGNAZIO DE FRANCHIS

3. acting in his capacity as NOTARY PUBLIC IN ROME

4. is accompanied by the seal/stamp of the NOTARY

Certified

5. in Rome 6. on 03 DEC 2008

7. by the PROSECUTOR’S OFFICE OF THE REPUBLIC OF ROME

8. with number 4089/8

9. seal/stamp of the Legalization office

10. Signature

PROSECUTOR’S OFFICE OF THE REPUBLIC C/O ROME

LEGALIZATIONS OFFICE

THE LEGALIZATIONS OFFICIAL Dr. Ferdinando Correale [Illegible signature]